CONSENT OF INDEPENDENT AUDITORS


BarPoint.com, Inc.

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement of BarPoint.com, Inc. on Form S-8 of our report dated December 15, 1999, appearing in the Company's Annual Report on form 10-KSB for the year ended September 30, 1999. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/ Marks Paneth & Shron LLP
___________________________
MARKS PANETH & SHRON LLP
(Formerly Marks Shron & Company LLP)
Certified Public Accountants



Great Neck, New York
April 25, 2000